EXHIBIT 10.4

Dated February 24, 2015

Virgin Media Inc.

RULES OF THE VIRGIN MEDIA INC. 2015 SHARESAVE PLAN

VIRGIN MEDIA INC.
VIRGIN MEDIA INC. 2015 SHARESAVE PLAN

1.	DEFINITIONS, INTERPRETATION, INTRODUCTION AND PURPOSE OF THE PLAN

1.1	Definitions and Interpretation
In the Plan:
"Acquiring Company" means a company which is an acquiring company as defined in paragraph 38(2) of Schedule 3;
"Adoption Date" means 1 March 2014, being the date on which the Liberty Global 2014 Plan was adopted by Liberty Global;
"Associated Company" means a company which is an associated company of the Company as defined in paragraph 47(1) of Schedule 3;
"Bonus" means any sum payable as a final bonus under a Savings Contract being any additional payment made by the Savings Authority once all monthly contributions have been made by a Participant when repaying contributions made under either a Three-Year Savings Contract or a Five-Year Savings Contract;
"Bonus Date" means the earliest date on which the Bonus is or would be payable under the relevant Savings Contract;
"Company" means Virgin Media Inc. which is the Scheme Organiser and which is also the parent scheme company for the purposes of the Plan;
"Control" means the control of a company within the meaning of section 995 of the Tax Act and for the purposes of clause 6 a person is deemed to have control of a company if he or she and others acting in concert with him or her have together obtained control of the company within the meaning of section 995 of the Tax Act;
"Controlling Company" means a company other than Liberty Global and an Acquiring Company which has control of Liberty Global or the Acquiring Company as referred to in paragraph 39 of Schedule 3;
"Dealing Day" means a day on which transactions take place on the NASDAQ or, if relevant, any other recognised exchange on which Shares are traded;
"Eligible Employee" means any employee or director of one or more members of the Participating Group who:

(a)	is chargeable to tax on the earnings from his or her office or employment under section 15 of ITEPA; and

(b)
has been a director or employee of a member of the Participating Group for any qualifying period determined by the VM Board being a period starting no earlier than five years before the Grant Date; and

the VM Board may waive either or both clauses (a) or (b) in any particular case;
"Exercise Price" means the price for a Share converted into UK £ sterling using the Wall Street Journal's closing exchange rate on the Grant Date payable on the exercise of an Option as specified by the VM Board which must not be less than the greater of:

(a)	the nominal value of a Share if Shares are to be subscribed; and

(b)
eighty per cent of the Market Price of a Share on the Grant Date or the Market Price at any other time or times as may be previously agreed in writing with HMRC and if permitted under the Liberty Global 2014 Plan;

"Five-Year Savings Contract" means a Savings Contract under which a Participant agrees to make 60 monthly contributions;
"Grant Date" means the date on which an Option is granted or is to be granted under clause 2;
"HMRC" means HM Revenue & Customs;
"Invitation Date" means the date on which the VM Board invites Eligible Employees to apply for Options under clause 2.1;
"ITEPA" means the Income Tax (Earnings and Pensions) Act 2003;
"LG Board" means the board of directors of Liberty Global or a duly authorised committee of the board of directors of Liberty Global;
"Liberty Global" means Liberty Global plc (Registered Number 08379990);
"Liberty Global 2014 Plan" means the Liberty Global 2014 Incentive Plan;
"Market Price" means the market value of a Share on any day, being:

(a)
if and for as long as the Shares are traded on the NASDAQ the last sale price (or, if no last sale price is reported, the average of the high bid price and low asked prices) for a Share for that day (or, if such day is not a trading day, on the next preceding trading day); or

(b)	in all other cases, the market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in writing in advance with HMRC;
"Misconduct" means the behaviour of a Participant resulting in the termination of his or her office and/or employment with the Company or any Associated Company as a result of the relevant company terminating the Participant's employment by applying any of the provisions for summary dismissal in the Participant's service contract with that company;
"NASDAQ" means the NASDAQ Global Select Market;
"Non-UK Company Reorganisation" means a non-UK company reorganisation arrangement as defined in paragraph 47A of Schedule 3;
"Operative Period" means the period of ten years starting on the Adoption Date;
"Option" except as provided in clause 7, means a right to buy Shares under the Plan;
"Option Period" means for an Option the period of six months during which the Option is exercisable under the Plan starting on the Bonus Date applicable to the Savings Contract related to the Option;
"Participant" means a person who has been granted an Option including his or her personal representative;

"Participating Group" means the Company and those of the Subsidiaries that the VM Board has resolved may participate in the Plan and "member of the Participating Group" means any one of those Subsidiaries;
"Plan" means the Virgin Media Inc. 2015 Sharesave Plan constituted by this document established by the Company as the Scheme Organiser for the purposes of Schedule 3 and which is a sub-plan of the Liberty Global 2014 Plan;
"Savings Authority" means the provider of the Savings Contracts as nominated by the VM Board for the purposes of the Plan;
"Savings Contract" means a contract under which regular monthly contributions are paid to the Savings Authority under a certified SAYE savings arrangement which is an approved savings arrangement under paragraph 24 of Schedule 3;
"Schedule 3" means Schedule 3 to ITEPA;
"Schedule 3 SAYE option scheme" means an SAYE option scheme which satisfies the requirements of Parts 2 to 7 of Schedule 3;
"Scheme Organiser" means the scheme organiser as defined in paragraph 2(2) of Schedule 3;
"Shares" except as provided in clauses 6 and 7.3(a), means Class C ordinary shares in the capital of Liberty Global which satisfy the conditions referred to in Part 4 of Schedule 3;
"Subsidiary" means any company which is:

(a)	under the Control of the Company; and

(b)	a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006;
"Tax Act" means the Income Tax Act 2007;
"Three-Year Savings Contract" means a Savings Contract under which a Participant agrees to make 36 monthly contributions;
"TUPE regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 2006; and
"VM Board" means the board of directors of the Company or a duly authorised committee of the board of directors of the Company.
Any reference to a statutory provision includes a reference to that provision as amended or re-enacted. The singular includes the plural and the other way round and the masculine gender includes the feminine and the other way round.

1.2	Introduction
On 24 February 2015 the shareholders of Liberty Global approved an amendment to the Liberty Global 2014 Plan to permit the grant of Options to acquire Shares to Eligible Employees with an Exercise Price per Share of not less than 80% of the fair market value of a Share on the Grant Date. The LG Board approved the adoption of the 2015 Virgin Media Inc. Sharesave Plan by the Company as a sub-plan to the Liberty Global 2014 Plan. The rules of the Plan, comply with the requirements of Schedule 3 to ITEPA to ensure that the Plan qualifies as a Schedule 3 SAYE option scheme and so that Participants will be eligible to benefit from sections 516 to 519 of ITEPA. The rules of the

Liberty Global 2014 Plan apply to the Plan unless the rules of the Plan expressly or by implication provide to the contrary but so that nothing in either the rules of the Liberty Global 2014 Plan or the rules of the Plan will operate to prejudice the status of the Plan as a Schedule 3 SAYE option scheme.

1.3	Purpose of the Plan
The purpose of the Plan is to provide benefits for employees and directors of the Participating Group in the form of share options in accordance with Schedule 3. The Plan does not provide benefits to employees or directors of the Participating Group otherwise than in accordance with Schedule 3.

2.	GRANT OF OPTIONS

2.1	Invitations
The VM Board may decide whether or not to operate the Plan at any time by offering Options to Eligible Employees. If the VM Board decides at any time to offer Options to Eligible Employees, the VM Board must first obtain consent from the LG Board to do so and the LG Board must confirm the maximum number of Shares available for the offer of Options under the Plan on that occasion. If the VM Board decides to offer Options under the Plan and the LG Board consents, the VM Board must invite each Eligible Employee to apply for an Option. The VM Board may send an invitation to every person who is or who will become an Eligible Employee by the relevant Grant Date, to apply for an Option at the Exercise Price, for up to the maximum number of Shares, the exercise monies for which can be provided from the repayment to be made and the Bonus payable under a Savings Contract in accordance with the terms of the Plan. The invitation must:

(a)	include details of eligibility;

(b)	include details of how the Exercise Price will be determined on the Grant Date and notified to Eligible Employees;

(c)	include the date by which applications made under clauses 2.2 and 2.3 must be received;

(d)	include details of:

(i)
the maximum aggregate monthly contribution permitted under Schedule 3 being the lower of £500 (or any other maximum amount specified in paragraph 25(3)(a) of Schedule 3) and if lower and if relevant the maximum monthly contribution (or maximum aggregate monthly contribution) determined by the VM Board for the invitation (being a multiple of £1 and not less than £5); and/or

(ii)
any requirement determined by the VM Board as to participation such as variations based on levels of remuneration, length of service or similar factors to be applied to the invitation and which comply with the requirements of Schedule 3;

(e)	state if Eligible Employees can choose to enter into:

(i)	a Three-Year Savings Contract only;

(ii)	a Five-Year Savings Contract only; or

(iii)	either a Three-Year Savings Contract or a Five-Year Savings Contract or both;

(f)	state if Eligible Employees are allowed to include any Bonus in the repayment under the Savings Contract for the exercise of an Option; and
(g)    state the maximum number of Shares over which Options may be granted if any.

2.2	Agreement to be bound by the rules of the Plan
An invitation to apply for an Option is personal to the Eligible Employee to whom it is issued and is made on the basis that if an Eligible Employee decides to participate in the Plan he or she agrees to be bound by the rules of the Plan. The invitation must be accepted in the manner and within the period the VM Board specifies which must be a period of not less than 14 days nor more than 25 days from the Invitation Date.

2.3	Undertaking to pay contributions
On applying for an Option by accepting an invitation an Eligible Employee must:

(a)	undertake to make:

(i)	36 regular monthly contributions in the case of a Three-Year Savings Contract; or

(ii)	60 regular monthly contributions in the case of a Five-Year Savings Contract, of the amount which must be a multiple of £1 and not less than £5 as specified in his or her acceptance;

(b)
state that his or her proposed monthly contribution when aggregated with any contributions payable by the Eligible Employee under any existing savings contract will not exceed the maximum permitted monthly contribution or aggregate monthly contribution as specified in the invitation;

(c)	choose whether the Bonus, if relevant, is included in the sum to be used to pay for Shares on exercise of an Option; and

(d)
authorise the company by which he or she is employed to deduct the specified amount on a weekly, fortnightly, four weekly or monthly basis from his or her wages or salary and to pay it to the Savings Authority.

2.4	Applications
Each Eligible Employee's application will be treated as an application for an Option over the greatest number of Shares which the Eligible Employee could buy at the relevant Exercise Price with an amount equal to the expected repayment under the related Savings Contract.

2.5	Grant of Options
Except as provided in clause 3, the Company must grant Options to all Eligible Employees from whom valid applications have been received on a date which is no later than the thirtieth day after the date of the first Dealing Day taken for the purposes of calculating the relevant Exercise Price. The grant of an Option must be evidenced in writing in the form specified by the VM Board. The Option is personal to the Participant and may not be transferred to or exercised by any other person except his or her personal representative under clause 5.2.

2.6	Life of the Plan
Options may only be granted under the Plan during the Operative Period.

3.	SCALING DOWN

3.1
If the VM Board receives applications for Options over a total number of Shares which would, if granted, exceed the maximum number of Shares determined by the VM Board under clause 2.1 or the limit in Section 4.1 of the Liberty Global 2014 Plan, then the VM Board must adjust individual applications downwards on a proportionate basis or on any other basis which complies with the requirements of Schedule 3.

3.2	If the VM Board has to adjust applications downwards then:

(a)	if possible, every applicant who so wishes should be able to participate at least to the extent represented by a minimum monthly contribution of £5 under the Savings Contract;

(b)
if there are insufficient Shares available even for Options based on the minimum monthly contribution to be granted to every applicant, then Options based on the minimum monthly contribution must be granted to those applicants who are selected at random in a ballot conducted by the VM Board; and

(c)	the Company must grant the resulting Options no later than 42 days after the date of the first Dealing Day taken for the purposes of calculating the relevant Exercise Price.

4.	LIMITATIONS ON EXERCISE OF OPTIONS

4.1	Exercise
Except as provided in clauses 5 or 6, only a Participant who is a director or an employee of a company in a Participating Group may exercise an Option.

4.2	Lapse on transfer of Option
If a Participant acts in a way that causes, or will cause, him or her to be deprived of the legal or beneficial ownership of an Option then, other than if the Participant dies, the Option lapses.

5.	TIME FOR EXERCISE OF OPTIONS

5.1	Time for exercise
Except as provided in clauses 5.2 to 5.7 inclusive and clause 6, a Participant may only exercise an Option during the Option Period. Except as provided in clause 5.2, an Option which is not exercised before the end of the Option Period lapses.

5.2	Death
If a Participant dies:

(a)	before the relevant Bonus Date his or her personal representative may exercise any of the Participant's Options at any time within 12 months after his or her death; or

(b)
after the relevant Bonus Date but before the expiry of the Option Period his or her personal representative may exercise any Option of his or hers then subsisting at any time within 12 months after the Bonus Date.

The maximum number of Shares over which the Option may be exercised is limited to the number of Shares which may be bought at the Exercise Price with an amount equal to the proceeds of the related Savings Contract. If the Option is not exercised it lapses.

5.3	Cessation of office or employment - good leaver
Except as provided in clause 5.2, if a Participant ceases to hold the office or employment by virtue of which he or she is an Eligible Employee because of:

(a)	injury;

(b)	disability;

(c)	redundancy within the meaning of the Employment Rights Act 1996;

(d)	retirement;

(e)	a relevant transfer within the meaning of the TUPE Regulations;

(f)	a transfer of a business or part of a business which is transferred to a person who is not an Associated Company and the transfer is not a relevant transfer within the TUPE Regulations; or

(g)
an Associated Company ceasing to be an Associated Company by reason of a change of control (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010) where the Participant holds office with or is employed by an Associated Company, the Participant may exercise any Option then subsisting at any time within six months after the cessation of office or employment or before the expiry of the Option Period, whichever is the earlier. The maximum number of Shares over which the Option may be exercised is limited to the number of Shares which may be bought at the Exercise Price with an amount equal to the proceeds of the related Savings Contract. If the Option is not exercised it lapses.

5.4	Cessation of office or employment - leavers after three years
Except as provided in clause 5.2, if:

(a)
a Participant ceases to hold the office or employment by virtue of which the Participant is an Eligible Employee other than for a reason specified in clauses 5.2 and 5.3 and not because of the Participant's Misconduct; and

(b)	the Participant has held his or her Option for at least three years, the Participant may exercise his or her Option within six months after the cessation of office or employment or before the expiry of the Option Period, whichever is the earlier. The maximum number of Shares over which the Option may be exercised is limited to the number of Shares which may be bought at the Exercise Price with an amount equal to the proceeds of the related Savings Contract. If the Option is not exercised it lapses.

5.5	Cessation of office or employment - bad leavers
If a Participant ceases to hold the office or employment with the Company and any Associated Company by reason of Misconduct his or her Option will lapse on the date of the cessation.

5.6	Date of cessation of office or employment
A Participant must not be treated as ceasing to hold the office or employment by virtue of which the Participant is an Eligible Employee until he or she ceases to hold any office or employment in the Company or any Associated Company.

5.7	Continuing office or employment within the Company's group
A Participant who ceases to hold the office or employment by virtue of which the Participant is an Eligible Employee will be entitled to exercise his or her Option during the Option Period if at that time he or she holds an office or employment with the Company or with any Associated Company.

6.	TAKEOVERS AND LIQUIDATIONS

6.1	Control of Liberty Global
Clause 6.2 applies:

(c)	if any person obtains Control of Liberty Global as a result of making:

(i)
a general offer to acquire the whole of the issued ordinary share capital of Liberty Global (other than that which is already owned by that person) made on a condition which if satisfied will result in the person making the offer having Control of Liberty Global; or

(ii)	a general offer to acquire all the Shares (or those Shares not already owned by that person); or

(d)	if under section 899 of the Companies Act 2006 the Court sanctions a compromise or arrangement applicable to or affecting:

(i)	all the ordinary share capital of Liberty Global or all the Shares of the same class as the Shares to which the Option relates; or

(ii)
all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in an Schedule 3 SAYE option scheme;

(e)	if any person becomes bound or entitled to acquire Shares under sections 979 to 982 inclusive or sections 983 to 985 inclusive of the Companies Act 2006; or

(f)	if there is a Non-UK Company Reorganisation applicable to or affecting:

(i)	all the ordinary share capital of Liberty Global or all the same class as to the Shares to which the Option relates; or

(ii)
all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employments or directorships or their participation in a Schedule 3 SAYE option scheme.

6.2	Exercise of Options on change of Control
Except as provided in clause 5.2, a Participant may exercise his or her Option at any time before the first to end of the Option Period and the appropriate period as referred to in clause 6.3. The maximum number of Shares over which the Option may be exercised is limited to the number of Shares which may be bought at the Exercise Price with an amount equal to the proceeds of the related Savings Contract. Except as provided in clause 5.2, any Option which is not exercised lapses. This clause 6.2 will not apply if a Participant agrees with an Acquiring Company to release his or her Option in consideration of the grant to him or her of a New Option under clause 7 before the end of the appropriate period referred to in clause 7.4.

6.3	Exercise period on change of Control
The appropriate period referred to in clause 6.2 is:

(a)	if clause 6.1(a) applies:

(i)	and the Shares no longer meet the requirements of Part 4 of Schedule 3, a period of 20 days starting on the date when the person making the offer obtains Control of Liberty Global; or

(ii)	a period of six months starting on the date when the person making the offer obtains Control of Liberty Global and any condition subject to which the offer is made is satisfied;

(b)	if clause 6.1(b) applies:

(iii)
and the Shares no longer meet the requirements of Part 4 of Schedule 3, a period of 20 days starting on the date when the person obtains Control of Liberty Global as a result of the compromise or arrangement; or

(iv)	a period of six months starting with the time when the Court sanctions the compromise or arrangement;

(c)	if clause 6.1(c) applies:

(i)
and the Shares no longer meet the requirements of Part 4 of Schedule 3, during a period of 20 days starting on the date when the person who is bound or entitled to acquire Shares obtains Control of Liberty Global; or

(ii)	the period during which the person making the offer remains so bound or entitled;

(d)	if clause 6.1(d) applies:

(i)
and the Shares no longer meet the requirements of Part 4 of Schedule 3, a period of 20 days starting on the date when the person obtains Control of Liberty Global as a result of the Non-UK Company Reorganisation which has become binding on shareholders covered by it; or

(ii)	a period of six months starting on the date the Non-UK Company Reorganisation becomes binding on shareholders covered by it.

6.4	Voluntary winding-up of Liberty Global
If Liberty Global gives notice of a general meeting to consider a resolution for the voluntary liquidation of Liberty Global (otherwise than in connection with a compromise or arrangement as referred to in clauses 6.1(b), 6.1(d), 7.1(b) or 7.1(d)) a Participant may exercise his or her Option at any time before the first to end of the Option Period and the date on which the resolution is duly passed or defeated or withdrawn. Any exercise under this clause 6.4 is conditional upon and will only take effect upon the resolution being passed. The maximum number of Shares over which the Option may be exercised is limited to the number of Shares which may be bought at the Exercise Price with an amount equal to the proceeds of the related Savings Contract. If the Option is not exercised it lapses. If a Participant exercises an Option under this clause 6.4 he or she is entitled to share in the assets of Liberty Global with existing holders of the Shares in the same way as if the Shares had been registered in his or her name before the resolution was passed.

6.5	Liquidation of Liberty Global
Except as provided in clause 6.4, and otherwise than in connection with a compromise or arrangement as referred to in clauses 6.1(b), 6.1(d), 7.1(b) or 7.1(d), all Options lapse on the start of any liquidation of Liberty Global.

7.	REPLACEMENT OF OPTIONS ON CHANGE OF CONTROL OF LIBERTY GLOBAL

7.1	Change of Control of Liberty Global
Clause 7.2 applies where an Acquiring Company:

(a)	obtains Control of Liberty Global as a result of making:

(i)
a general offer to acquire the whole of the issued ordinary share capital of Liberty Global (other than that which it already owns and/or which is owned by any of its subsidiaries) made on a condition which, if satisfied, will result in the Acquiring Company having Control of Liberty Global; or

(ii)	a general offer to acquire all the Shares (or those Shares not already owned by the Acquiring Company and/or by any of its subsidiaries); or

(b)	obtains Control of Liberty Global under a compromise or arrangement sanctioned by the Court under section 899 of the Companies Act 2006; or

(c)	becomes bound or entitled to acquire Shares under sections 979 to 982 inclusive or sections 983 to 985 inclusive of the Companies Act 2006; or

(d)	obtains Control of Liberty Global as a result of a Non-UK Company Reorganisation which has become binding on shareholders covered by it.

7.2	Exchange of Options
A Participant may, at any time within the appropriate period as defined in clause 7.4 by agreement with the Acquiring Company, release his or her Option (the "Old Option" for the purposes of this clause) in consideration of the grant to him or her of a new option (the "New Option" for the purposes of this clause) as long as any New Option satisfies the conditions specified in clause 7.3.

7.3	Conditions for New Options
The New Option must satisfy the conditions specified in paragraph 39(4) of Schedule 3 and in particular must:

(a)
be over shares in the Acquiring Company or a Controlling Company, which meet the conditions in paragraph 18 to 20 and paragraph 22 of Schedule 3 (and the term "Shares" in this Plan will mean those shares when applying the rules of the Plan to a New Option);

(b)
be a right to acquire that number of shares which on acquisition of the New Option have an aggregate market value substantially the same as the aggregate market value (determined on a like basis) of the Shares the subject of the Old Option immediately before its release. The methodology for determining the market value of the Shares for the purpose of this clause 7.3(b) must be agreed by HMRC;

(c)
have an exercise price per share so that the aggregate price payable on complete exercise of the New Option is substantially the same as the aggregate price which would have been payable on complete exercise of the Old Option at the time of its release.

7.4	Time for exchange of Options
The appropriate period referred to in clause 7.2 is:

(a)
if clause 7.1(a) applies, six months starting on the date when the Acquiring Company making the offer obtains Control of Liberty Global and any condition subject to which the offer is made is satisfied;

(b)	if clause 7.1(b) applies, six months starting with the time when the Court sanctions the compromise or arrangement; and

(c)	if clause 7.1(c) applies, the period during which the Acquiring Company remains so bound or entitled; and

(d)	if clause 7.1(d) applies, six months starting on the date the Non-UK Company Reorganisation becomes binding on shareholders covered by it.

7.5	Exercise of New Options
The New Option will be exercisable in the same manner as the Old Option and subject to the provisions of the Plan as it had effect in relation to the Old Option immediately before its release (and the term "Option" in the Plan rules will refer to the New Option). The New Option will be treated for the purposes of the Plan other than clause 7.6 as having been granted on the date when the corresponding Old Option was granted.

7.6	Interpretation
With effect from the grant of a New Option under this clause 7, clauses 6, 7, 8, 9, 11.2, 12.3, and 13, will in relation to the New Option be interpreted as if references to the Liberty Global were references to the Acquiring Company or, if relevant, the Controlling Company.

8.	EXERCISE OF OPTIONS

8.1	Manner of exercise
An Option may be exercised during the Option Period or otherwise as permitted in clauses 4 to 7 in whole or in part but once only by a Participant giving to the Company at its registered office a notice in the form specified by the VM Board. The notice must be signed by the Participant and must specify the number of Shares over which Option is being exercised. The Participant must supply with the notice:

(a)	a cheque or postal order payable to the Company in full payment of the aggregate Exercise Price of the Shares (or by wire transfer or any other method of payment as the VM Board may specify);

(b)	the document evidencing the grant of the Option for cancellation if requested by the VM Board; and

(c)	any other documentation the VM Board may specify.

The amount paid must not exceed the repayment made (excluding the repayment of any monthly contribution the due date for which falls more than one month after the date on which the repayment is made) and the relevant Bonus or interest paid to the Participant. An Option will be treated as exercised on the date when a valid notice, payment of the aggregate Exercise Price, the document evidencing the grant of an Option (if requested) and any other documents specified by the VM Board are received by the Company.

8.2	Issue or transfer of Shares
The Company must within 30 days after the exercise of the Option either procure the:

(a)	allotment and issue; or

(b)	transfer from treasury of:
the appropriate number of Shares to the Participant (or to the Participant's nominee at his or her written direction) and deliver to the Participant (or his or her nominee as appropriate) a definitive share certificate (or any other evidence of allotment and issue prescribed by the VM Board if the allotment and issue is by means of a relevant system, as defined in Regulation 2(1) of the Uncertificated Securities Regulations 2001) or, if applicable, the equivalent system in relation to Shares traded on any stock exchange other than the NASDAQ.

8.3	Shares
Any Shares allotted and issued on the exercise of an Option will rank equally with the Shares in issue on the date of allotment except that they will not entitle a Participant to any dividend or other distribution or any issue of Shares by way of capitalisation of profits or reserves or any issue of securities by way of rights which under the terms of a resolution passed by Liberty Global is to be or is proposed to be paid or made to the holders of Shares on the register on a date before to the date of the allotment.

9.	VARIATIONS IN THE CAPITAL OF LIBERTY GLOBAL

9.1	Adjustment of Options
If, after the Grant Date and before an Option ceases to be exercisable, there is a variation of the capital of Liberty Global which involves the Shares by way of rights or capitalisation of reserves or a reduction, sub-division or consolidation of capital or otherwise the VM Board, with the consent of the LG Board must determine whether any adjustment should be made and if so, how.

9.2	Terms of any adjustment of Options
If the VM Board determines that an adjustment should be made under clause 9.1, the following provisions apply:

(a)
the aggregate Market Price of the Shares under each Option immediately after any adjustment must be substantially the same as the Market Price of the Shares under each Option immediately before the adjustment;

(b)
the aggregate Exercise Price payable on the exercise of any Option immediately after any adjustment must be substantially the same as the aggregate Exercise Price payable immediately before the adjustment;

(c)	no adjustment may be made which would result in the requirements of Schedule 3 not being met in relation to Options; and

(d)	for Options to be satisfied by the transfer of existing Shares, no adjustment may be made without the prior written consent of any person who is bound to transfer Shares on exercise of the Option.

9.3	Capitalisation of reserves
Except as provided in this clause 9.3, no adjustment under clause 9.1 may have the effect of reducing the Exercise Price for Shares to be subscribed to less than the nominal value of a Share. Any adjustment must only be made to the Exercise Price to the extent that the LG Board is authorised to capitalise from the reserves of Liberty Global and to apply in paying up amounts on the Shares a sum equal to the amount by which the nominal value of the Shares over which the Option is exercised exceeds the adjusted Exercise Price. On the exercise of any Option in respect of which the reduction to the Exercise Price has been made the LG Board must capitalise and apply the sum needed to pay up the relevant amount. If an Option is granted over both existing Shares and Shares which are to be subscribed any adjustment may only be made if the reduction of the Exercise Price in relation to the Option can be made to the same extent in respect of existing Shares and Shares which are to be subscribed.

9.4	Notification
All Participants must be notified of an adjustment as soon as practicable and the Company is entitled to call in the documents evidencing the grant of any Option affected by the adjustment for endorsement or replacement, as appropriate.

10.	EARLY REPAYMENT OR DEFAULT UNDER SAVINGS CONTRACT
Except as provided in clauses 5 and 6, if a Participant voluntarily obtains repayment under his or her Savings Contract or if repayment is made under the terms of the Savings Contract by reason of his or her default in paying the contributions under his or her Savings Contract, in either case prior to the relevant Bonus Date, any subsisting Option which is linked to the Savings Contract lapses.

11.	ADMINISTRATION OF THE PLAN

11.1	Administration by the VM Board
The Plan will be administered by the VM Board. The VM Board may make further rules for the conduct of the Plan, which must be consistent with the provisions of the Plan. Any dispute about the interpretation of the Plan or the terms of any Option must be determined by the VM Board (after seeking any advice as it considers necessary) and its decision will be final and binding.

11.2	Maintenance of Shares for exercise of Options
The Company must at all times ensure that Liberty Global has sufficient Shares available to be issued or if relevant transferred to satisfy the exercise of all Options.

12.	AMENDMENT OF THE PLAN

12.1	Amendment
Except as provided in clause 12.2, the VM Board may amend all or any of the provisions of the Plan, except that no amendment may be made to the Plan which would prejudice its status as a Schedule 3 SAYE option scheme.

12.2	Consent of Participant
If an amendment proposed under clause 12.1 would materially prejudice the subsisting rights of an existing Participant, the VM Board may only make the amendment with the prior written consent of the Participant unless clause 12.3 applies.

12.3	Consent of Participant not necessary
Clause 12.2 does not apply to any amendment which:

(a)
is necessary to secure and maintain the status of the Plan as a Schedule 3 SAYE option scheme, to ensure that the status of the Plan as a Schedule 3 SAYE option scheme is not withdrawn under any statutory modification of the provisions of the Tax Act or ITEPA, or any other enactment or to take account of a change in legislation, or to obtain or maintain favourable taxation, exchange control or regulatory treatment of Liberty Global, the Company, any Subsidiary or any Participant; or

(b)	is a minor amendment which is necessary or desirable to benefit or facilitate the administration of the Plan.

12.4	Overseas taxation
Except as provided in clause 12.1, the VM Board may, for Options granted to Eligible Employees who are or who may become subject to taxation, securities of exchange control laws outside the United Kingdom on their remuneration, amend the provisions of the Plan as it considers necessary or desirable to take account of, mitigate or comply with relevant overseas taxation, securities or exchange control laws but so that the terms of Options granted to these Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

12.5	Notification
The VM Board must notify all Participants in writing as soon as practicable after any amendment is made under this clause 12.

12.6	Termination of the Plan
The LG Board may terminate the Plan at any time but Options previously granted will continue to be valid and exercisable in accordance with the provisions of the Plan.

13.	GENERAL PROVISIONS

13.1	Terms of office or employment
The rights and obligations of a Participant under his or her terms of employment with the Company or any of its Subsidiaries will not be affected by his or her participation in the Plan. The Plan does not entitle a Participant to rights of continued employment with the Company or any Associated Company. A Participant waives any rights to compensation or damages as a result of the termination of his or her employment for any reason insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of the termination of his or her employment.

13.2	Tax and other similar liabilities
Any liability of a Participant to taxation or social security obligations or similar liabilities in respect of an Option will be for the account of the Participant. The VM Board may make the exercise of the Option conditional on the Participant complying with arrangements specified by the VM Board for the payment of any taxation or employee's social security obligations in respect of the exercise of the Option and the VM Board may authorise the Participant's employing company to withhold any taxes or employee's social security obligations due in respect of the Option out of salary, bonus or other payment due to the Participant.

13.3	Notices
Any notice or other communication under or in connection with the Plan may be given by personal delivery, electronically or by sending the notice or communication by post, in the case of a company, to its registered office and in the case of an individual to his or her last known address. If the individual is a director or employee of the Company or an Associated Company the notice or communication may be sent to his or her last known address or to the address of the place of business where he or she performs all or most of the duties of his or her office or employment. If a notice or communication is given by first class post it is deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

13.4	Regulation
No Shares may be issued or transferred to a Participant following the exercise of an Option if the issue or transfer would be contrary to any enactment or regulation of the United Kingdom or of any other country having jurisdiction in relation to the Plan, Liberty Global, the Company, any Associated Company or the Participant. The Company will not be bound to take any action to obtain the consent of any governmental authority to the issue or transfer of Shares or to take any action to ensure that any issue or transfer is in accordance with any enactment or regulation if that action would in the opinion of the VM Board be unduly onerous.

13.5	Data protection provisions

(a)
Liberty Global and the Company will store and process information about each Participant on their computers and in other ways. By "information about each Participant" Liberty Global and the Company mean personal information they have obtained from each Participant, his or her group employing company and any other members of the group or other organisations in anticipation of the grant of the Option.

(b)
Liberty Global and the Company will use information about each Participant to manage and administer the Option, communicate information about the Option, develop and improve services to each Participant and protect the Participant's interests.

(c)	Liberty Global and the Company may give information about the Participant to the following:

(i)
the Participant's group employing company and its agents or service providers where disclosure is necessary to enable Liberty Global and the Company to discharge their duties and obligations in the management and administration of the Plan including any disclosure of information that may be necessary to enable the group employing company to comply with the requirements of any relevant tax, social security or other governmental authority. (In this clause 13.5 "group employing company" includes any company or other entity of the group which may become the Participant's employer during the term of the Option and any other company or entity which has a duty to comply with any requirements imposed by any relevant tax, social security or other governmental authority in connection with the Option.);

(ii)	people who provide a service to Liberty Global and the Company or are acting as their agents on the understanding that they will keep the information confidential;

(iii)	anyone to whom Liberty Global and the Company transfers or may transfer their rights and duties under the Plan; and

(iv)
any body or authority, where Liberty Global and the Company have a duty to do so or if the law allows Liberty Global and the Company to do so (including any relevant tax, social security or other governmental authority);

otherwise Liberty Global and the Company will keep information about the Participant confidential.

(d)
If Liberty Global and/or the Company transfers information about the Participant to a service provider or agent in another country, it will procure that the service provider or agent agrees to apply the same levels of protection as Liberty Global and/or the Company is required to apply in the UK and other European Union jurisdictions and to use information about the Participant only for the purpose of providing the service to Liberty Global and/or the Company.

13.6	Costs
The costs of the introduction, operation and administration of the Plan must be borne by the Company and members of the Participating Group in the proportion determined by the VM Board.

13.7	Governing law
This Plan and all contractual obligations arising in any way whatsoever out of or in connection with it are governed by and construed in accordance with English law. The courts of England have exclusive jurisdiction to settle any claim, dispute, matter or difference which may arise in any way whatsoever out of or in connection with this Deed or the legal relationships established by it.